                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the following Prospectuses constituting part of the Registration Statements on:

   Form S-3 (Nos. 333-27489  --Exxon Mobil Corporation Shareholder Investment Program;
         and 33-60677)
   Form S-3 (No. 33-48919)   --Guaranteed Debt Securities and Warrants to Purchase
                              Guaranteed Debt Securities of Exxon Capital Corporation;
   Form S-3 (No. 33-8922)    --Guaranteed Debt Securities of SeaRiver Maritime
                              Financial Holdings, Inc. (formerly Exxon Shipping
                              Company)

and we hereby consent to the incorporation by reference in the Registration Statements on:

   Form S-8 (Nos. 333-38917  --1993 Incentive Program of Exxon Mobil Corporation
         and 33-51107)        (together with 1988 Long Term Incentive Plan of Exxon
                              Mobil Corporation);
   Form S-8 (No. 333-72955)  --ExxonMobil Savings Plan
   Form S-8 (No. 333-75659)  --Post-Effective Amendment No. 1 on Form S-8 to Form S-4

of our report dated February 23, 2000 appearing on page F13 of the accompanying financial section of the 1999 Annual Report to shareholders of Exxon Mobil Corporation which is incorporated as Exhibit 13 in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 23, 2000

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